FORESIDE FUND SERVICES, LLC

                                   MUTUAL FUND

                           SALES AND SERVICE AGREEMENT

                                             DATED:_____________________________

Dear Securities Dealer:

      Foreside Fund Services, LLC ("we" or "us") invites you (the "Dealer") to participate in the distribution of the shares of the registered open-end investment companies or series thereof listed in Appendix A hereto (the "Funds") for which we serve as principal underwriter, subject to the terms of this Agreement. We will notify Dealer from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement (or, if more recently published, the Funds' current prospectus).

      1. LICENSING. Both parties represent that they are members in good standing of the Financial Industry Regulatory Authority ("FINRA") or (b) a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records and available to the Distributor. If you are a bank, or a subsidiary or an affiliate of a bank, you represent and warrant that you possess and will possess during the term of this Agreement the legal authority to perform the services contemplated by this Agreement without violating applicable banking laws and regulations, and this Agreement shall automatically terminate in the event that you no longer possess such authority. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. If you are a member of FINRA, you agree to abide by FINRA Conduct Rules and other applicable FINRA guidelines. If you are a bank or a member of FINRA, you represent that you are qualified to act in the states or other jurisdictions where you transact business, and agree to maintain any required registrations, qualifications or memberships in good standing in full force and effect throughout the term of this Agreement. Dealer agrees that termination or suspension of such membership with FINRA, or of its license to do business by any state or federal regulatory agency, at any time, shall terminate or suspend this Agreement forthwith and shall require Dealer to notify us in writing of such action. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of FINRA which shall control any provision to the contrary in this Agreement.

      2. SALES OF FUND SHARES. Dealer may offer and sell shares of each Fund only at the public offering price applicable to the shares in effect at the time of each transaction. The procedures relating to all orders and the handling of orders are subject to the terms of the then current prospectus and statement of additional information of the Fund (collectively, the "prospectus"), the then current new account application for the Fund, and our written instructions which may be issued from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

      3. GENERAL DUTIES OF DEALER

      Dealer agrees:

      (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in Section 4 hereof. Dealer shall not have any authority to act as agent for the issuer (the Funds), for us, or for any other dealer in any respect, nor will Dealer represent to any third party that Dealer has such authority or is acting in such capacity.

      (b) To purchase shares only from us or from your customers.

      (c) To enter orders for the purchase of shares made through Dealer and to furnish us with copies of such records on request.

      (d) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bonafide investment.

      (e) To maintain records of all sales and redemptions of shares made through Dealer and to furnish us with copies of such records on request.

      (f) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

      (g) That Dealer will not withhold placing customers' orders for shares so as to profit itself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

      (h) That Dealer will not purchase any shares from its customers at prices lower than the redemption or repurchase prices then quoted by the Fund. Dealer shall, however, be permitted to sell shares for the account of its record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

      (i) That if any shares confirmed to Dealer hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of Dealer's original order, Dealer shall refund to us the full concession allowed to Dealer on such orders. We shall pay to the appropriate Fund our share, if any, of the "charge" on the original sale and shall also pay to such Fund the refund from Dealer as herein provided. We shall notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer or us from the requirements of this subparagraph.

      (j) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which Dealer ordered back to the Funds, in which latter case we may hold Dealer responsible for any loss to the Funds or loss of profit suffered by us resulting from Dealer's failure to make payment. We shall have no liability for any check or other item returned unpaid to Dealer after Dealer has paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

      (k) That Dealer shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that Dealer will immediately pay such loss to the Funds upon notification.

      (l) That if on a redemption which Dealer has ordered, instructions in proper form are not received within the time customary or the time required by law, the redemption may be canceled without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold Dealer responsible for any loss to the Fund or loss of profit suffered by us resulting from Dealer's failure to settle the redemption.

      (m) That Dealer has implemented and will maintain effective internal procedures and controls with respect to the transmission and communication of orders for Fund transactions that are reasonably designed to prevent or detect on a timely basis your customer's orders received after the NYSE market close from being aggregated with orders received before the NYSE market close, and to minimize errors that could result in the late transmission of orders to the Funds. Dealer separately represents that it will comply with all rules and regulations of the SEC, FINRA and, if applicable, NSCC with respect to the receipt and transmission of your customer's orders.

      4. DUTIES OF DEALER - RETIREMENT ACCOUNTS. In connection with orders for the purchase of shares on behalf of an individual retirement account, self-employed retirement plan or other retirement accounts, Dealer shall act as agent for the custodian or trustee of such account or plan (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order until Dealer has received from the account or plan payment for the purchase and, if the purchase represents the initial contribution to the account or plan, the completed documents necessary to establish the account or plan. Dealer agrees to indemnify us, the Fund and the Fund's transfer agent, as applicable, for any claim, loss, or liability resulting from incorrect investment instructions received from Dealer with respect to any such account or plan which cause a tax liability or other tax penalty.

      5. CONDITIONAL ORDERS. We will not accept from Dealer any conditional orders for shares of any Fund. Shares shall be issued by the Funds only after constructive receipt of the purchase price, subject to deduction for Dealer's concession and our portion of the sales charge, if any, on such sale.

      6. DEALER COMPENSATION

      (a) On each purchase of shares by Dealer from us, the total sales charges and your dealer concessions (if any) shall be as stated in each Fund's then current prospectus, subject to FINRA rules and applicable state and federal laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds' prospectuses. For an investor to obtain these reductions through the Funds' transfer agent, we must be notified at the time of the sale that the sale qualifies for the reduced charge. If Dealer fails to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected. There is no sales charge or discount to related dealers on the reinvestment of dividends. The Distributor has no obligation to pay you until Distributor receives an Agreement executed by your firm.

      (b) In accordance with the Funds' prospectuses, we or our affiliates or others may, but are not obligated to, make payments to dealers from our or their own resources as compensation for certain sales ("Qualifying Sales"). If Dealer notifies us of a Qualifying Sale, we may make a contingent advance payment up to the maximum amount available for payment on the sale.

      7. REDEMPTIONS. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectus.

      8. EXCHANGES. Telephone exchange orders will be effective only for shares in plan balance (uncertificated shares) or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Dealer may charge the shareholder a fair commission for handling an exchange transaction. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund of shares sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's prospectus. Dealer shall comply with any additional exchange policies described in each Fund's prospectus.

      9. TRANSACTION PROCESSING. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to Dealer if Dealer so requests. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Telephone orders will be effected at the price(s) next computed on the day they are received from Dealer if, as set forth in each Fund's current prospectus, they are received prior to the time the price of the Fund's shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be paid by check or wire payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. All orders must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.

      10. MULTIPLE CLASSES. We may from time to time provide to Dealer written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses; see Appendix A. These guidelines or standards are deemed to be written instructions as contemplated in Section 2. In addition, Dealer agrees to be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of Funds offering multiple classes of shares.

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      11. DISTRIBUTION SERVICES

      (a) With regard to those Funds which pay asset-based sales charges (pursuant to a Rule 12b-1 Plan adopted under Rule 12b-1 of the Investment Company Act of 1940 ("1940 Act") ("Rule 12b-1 Plan")), as noted on Appendix A hereto (or, if more recently published, the Fund's current prospectus), we hereby appoint Dealer to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

      (b) The services to be provided under Paragraph (a) above may include, but are not limited to, the following:

            (i)   reviewing the activity in Fund accounts;

            (ii)  providing training and supervision of its personnel;

            (iii) maintaining and distributing current copies of prospectuses and shareholder reports;

            (iv)  advertising the availability of its services and products;

            (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

            (vi) responding to customers' and potential customers' questions about the Funds.

      (c) During the term of this Agreement, we will pay Dealer asset-based sales charges for each Fund as set forth in Appendix A to this Agreement (or, if more recently published, the Fund's current prospectus). Payment is made only upon receipt by us of Rule 12b-1 payments from the applicable fund.

      12. SHAREHOLDER SERVICES

      (a) With regard to those Funds which pay a Shareholder Service Fee under the Rule 12b-1 Plan to Dealer, as noted in the Fund's current prospectus, Dealer agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services"). Dealer agrees to provide Shareholder Services which in your best judgment are necessary or desirable for your customers who are investors in the Funds. Dealer further agrees to provide us, upon request, a written description of the Shareholder Services which Dealer is providing hereunder. Shareholder Services include:

            (i) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Fund may be effected and other matters pertaining to the Fund's services;

            (ii) providing necessary personnel and facilities to establish and maintain shareholder accounts and records;

            (iii) assisting shareholders in arranging for processing purchase, exchange and redemption transactions;

            (iv)  arranging for the wiring of funds;

            (v) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts;

            (vi) integrating periodic statements with other shareholder transactions; and (vii) providing such other related services as the shareholder may request.

      (b) During the term of this Agreement, we will pay Shareholder Service Fees under the Rule 12b-1 Plan to Dealer as set forth in Appendix A hereto (or, if more recently published, the Fund's current prospectus). To enable the Fund to comply with an applicable law, Dealer represents that the fees received pursuant to this Agreement will be disclosed to your customers, will be authorized by your customers (either directly or by operation of applicable law), and will not result in an excessive fee to Dealer.

      13. REGISTRATION OF SHARES AND BLUE SKY. Dealer will not offer or sell shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and in connection with sales and offers to sell shares Dealer will furnish to each person to whom any such sale or offer is made, a copy of the applicable, then current, prospectus and Statement of Additional Information, if requested. We shall notify Dealer of the states or other jurisdictions in which each Fund's shares are currently available for sale to the public as set forth in Appendix A, and as updated from time to time. We shall have no obligation to register or make available Fund shares in any state or other jurisdiction.

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

      Dealer shall track and maintain "blue sky" information and report that information on a periodic basis to the transfer agent of the Funds in a form as agreed from time to time by Dealer and the transfer agent in order for us to report required information to the various states and jurisdictions in which a Fund's shares are registered.

      We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

      14. FUND INFORMATION. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply prospectuses and statements of additional information, reasonable quantities of reports to shareholders, supplemental sales literature, sales bulletins, and additional information as issued. Dealer agrees not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. Dealer is not authorized to modify or translate any such materials without our prior written consent. Any printed information furnished by us other than the then current prospectus and statement of additional information for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and Dealer agrees that the Funds shall have no liability or responsibility to Dealer in these respects unless expressly assumed in connection therewith.

      15. INDEMNIFICATION

      (a) Dealer shall indemnify and hold harmless us, each Fund, the transfer agent of the Funds, and their respective officers, directors, control persons (as defined in section 15 of the Securities Act of 1933, as amended ("Securities Act") or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act")), agents and employees from all direct or indirect liabilities, losses or costs (including reasonable attorneys fees) arising from, related to or otherwise connected with: (i) any breach by Dealer of any provision of this Agreement; (ii) any violation of any applicable law or regulation including, but not limited to Federal or State securities laws or the rules of any Self-Regulatory Organization; (iii) any wrongful or negligent act by Dealer, its officers, employees, agents, directors, affiliates, subsidiaries; (iv) requests, directions, actions, or inactions by Dealer or its officers, directors, subsidiaries, affiliates, agents, employees regarding the purchase, redemption, repurchase or transfer of registration of shares of a Fund for accounts of Dealer or its customers and other shareholders; or (v) any actions or omissions by us, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees made in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Dealer.

      (b) We shall indemnify and hold harmless Dealer and its officers, directors, control persons (as defined in section 15 of the Securities Act or section 20 of the 1934 Act), and employees from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys fees) arising from, related to or otherwise connected with: (i) any breach by us of any provision of this Agreement; (ii) any violation of Federal or State securities laws or the rules of any Self-Regulatory Organization; or (iii) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

      (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party (which approval shall not unreasonably be withheld) shall conduct the defense of such claim or any litigation resulting from it, and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this paragraph
(c) shall not relieve, the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

      16. ANTI-MONEY LAUNDERING PROGRAM

      (a) The Dealer has in place an anti-money laundering program ("AML Program") that is now and will continue to be reasonably designed to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and all implementing rules and regulations, as well as all related governmental and self-regulatory organization rules and regulations. As part of your AML Program, Dealer will take steps to identify customers for whom it acts in its dealings with the Fund and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

      (b) The Dealer further agrees to promptly notify us should it become aware of any change in or inability to comply with the above representation and warranty.

      (c) The Dealer further agrees that it is in compliance with all applicable law.

      In addition, we, on our own behalf and on behalf of the Funds, hereby provide notice to the Dealer that we and/or the Fund reserve the right to make inquires of and request additional information from the Dealer regarding its AML program.

      17. PRIVACY. The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the "Privacy Laws"). The parties hereby agree (i) not to disclose or use such information except as required to carry out their respective duties under this Agreement or as otherwise permitted by law in their ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (iii) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties. This provision shall survive termination of the Agreement.

      18. RESTRICTIONS ON MARKET TIMERS. The Funds have policies and procedures regarding market timing or excessive trading as set forth more fully in a Fund's then-current prospectus. The Fund or the Distributor may refuse to accept a purchase or exchange order from any person or entity, including in circumstances where, in its sole discretion, it determines that the order reflects actual or perceived market timing or excessive trading. Each Fund's policy on market timing and excessive trading also applies to purchase and exchange orders placed through intermediaries, including brokers, banks or other third parties. Dealer will use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated policies in a Fund's currently effective prospectus or statement of additional information regarding transactions in Fund shares, including those related to market timing and excessive trading. The Distributor retains the right to terminate the Agreement (in its entirety or with respect to a Fund) without penalty if it (after consultation with the Fund) determines that Dealer is engaged in (or is being used by Dealer's customer or agents to engage in) market timing or excessive trading with respect to a Fund's shares.

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      19. DIRECTED BROKERAGE. The Funds, Dealer and Distributor shall prohibit the use of Fund portfolio securities transactions or related remuneration to satisfy any compensation obligations herein. No party has agreed to directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) of the Investment Company Act of 1940, as amended.

      20. SHAREHOLDER INFORMATION

      (a) AGREEMENT TO PROVIDE INFORMATION. Dealer agrees to provide the Fund, upon request, the taxpayer identification number ("TIN"), if known, (or in the case of a non U.S. shareholder, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier) of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged fund shares held through an account with Dealer and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Dealer during the period covered by the request.

            i. PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

            ii. FORM AND TIMING OF RESPONSE. Dealer agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Dealer's books and records, Dealer agrees to use best efforts to: (x) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary, including a determination on whether any specific person about whom Dealer has received information, is itself a financial intermediary; or (y) if directed by the Fund, restrict or prohibit further purchases or exchanges of Fund Shares. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the Investment Company Act.

            iii. LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Dealer.

      (b) AGREEMENT TO RESTRICT OR PROHIBIT TRADING. Dealer agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Dealer's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

            i. FORM OF INSTRUCTIONS. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

            ii. TIMING OF RESPONSE. Dealer agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Dealer.

            iii. CONFIRMATION BY DEALER. Dealer must provide written confirmation to the Fund that its instructions to restrict or prohibit further purchases or exchanges have been executed. Dealer agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

      (c)   DEFINITIONS. For purposes of this paragraph 20:

            i. The term "Fund" includes the fund's investment adviser, principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.(1)

            ii. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Dealer.

            iii. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Dealer in nominee name or, alternatively, for use with retirement plan recordkeepers, the term means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

            iv. The term "written" includes electronic writings and facsimile transmissions.

            v. The term "Dealer" shall mean a "financial intermediary" as defined in SEC Rule 22C-2.

      21. EFFECTIVENESS, AMENDMENT, DURATION, TERMINATION AND ASSIGNMENT

      (a) This Agreement may be amended by us at any time by written notice to Dealer and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such amendment shall constitute your acceptance of such amendment.

      (b) This Agreement shall continue in effect until terminated.

      (c) This Agreement may be terminated by either party, without penalty, upon ten days' written notice to the other party. This Agreement shall inure to the benefit of the successors and assigns of either party hereto, provided, however, that Dealer may not assign this Agreement without our prior written consent. This Agreement shall terminate immediately if it is assigned by you without prior written approval by Distributor. This Agreement shall terminate immediately if the Distribution Agreement is terminated and the Distributor ceases to be the distributor for the Funds. This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or immediately upon any other act of insolvency by Dealer. This Agreement may also be terminated at any time for any particular Fund without penalty by the vote of a majority of the members of the Board of Directors or Trustees of such Fund or by the vote of a majority of the outstanding voting securities of the Fund. The termination of this Agreement shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by Dealer subsequent to your voluntary termination of this Agreement will not serve to reinstate this Agreement. Reinstatement will only be effective upon written notification by us.

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(1) As defined in SEC Rule 22c-2(b), the term "excepted fund" means any: (1)
money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

      (d) The provisions of Sections 6, 11, 12, 14, 15 and 17 shall survive the termination of this Agreement.

      22. SETOFF. Should any of your concession accounts with us have a debit balance, we may offset and recover the amount owed from any other account Dealer has with us, without notice or demand to Dealer.

      23. DISPUTE RESOLUTION. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of FINRA or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

      24. MISCELLANEOUS

      (a) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

      (b) Neither party to this Agreement shall be liable to the other party for consequential, special or indirect damages under any provision of this Agreement.

      (c) All written communications to us must be sent to the following address:

            Foreside Fund Services, LLC
            Two Portland Square, First Floor
            Portland, Maine 04101
            Attention:  Nanette Chern

      All written communications to Dealer will be sent to your address listed below.

      (d) No party to this Agreement shall be liable to another party for any special, indirect, punitive or consequential damages under any provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                            FORESIDE FUND SERVICES, LLC

                                            By:
                                                   -----------------------------
                                                   Nanette K. Chern
                                                     Chief Compliance Officer

--------------------------------------------------------------------------------
DEALER NAME

By:
    ----------------------------------------------------------------------------
        (Signature)

--------------------------------------------------------------------------------
Name and Title

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
Operations Contact

Telephone:
           -----------------------------------------------

Fax:
    ------------------------------------------------------

E-Mail:
        --------------------------------------------------

Clears Through (if applicable):
                                ------------------------------------------------

                           FORESIDE FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT

                                   APPENDIX A


                                   THE TRUST:

                              Ironwood Series Trust


                               FUNDS OF THE TRUST:

                   Ironwood Isabelle Small Company Stock Fund


  CLASSES OF THE TRUST       DISTRIBUTION FEE                BLUE SKY
  --------------------       ----------------                --------

   Investment Shares              0.25%              50 states, Puerto Rico,
                                                    District of Columbia, Guam

  Institutional Shares             N/A               50 states, Puerto Rico,
                                                    District of Columbia, Guam